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                                                                    EXHIBIT 2.4


                                 AMENDMENT NO. 3
                          TO RECAPITALIZATION AGREEMENT
                         Dated as of September 18, 1996

         TRW Inc., an Ohio corporation ("TRW"), TRW IS&S International, Inc., an Ohio corporation ("International"), IS&S Holdings, Inc. (f/k/a Target Marketing Services Inc.), a Delaware corporation ("Holdings"), TRW Hotel Company Inc., an Ohio corporation ("Hotel"), TRW Microwave Inc., a California corporation ("Microwave"), Experian Information Solutions, Inc. (f/k/a TRW Environmental Management Company), an Ohio corporation ("Operating Company" and together with TRW, International, Holdings, Hotel and Microwave, the "TRW Parties"), and Experian Corporation (f/k/a IS&S Acquisition Corp.), a Delaware corporation ("Experian"), hereby agree as follows:

               1. REFERENCE TO THE RECAPITALIZATION AGREEMENT; DEFINITIONS.
                  Reference is made to the Recapitalization Agreement dated as of February 9, 1996, (as amended, the "Recapitalization Agreement"), among the TRW Parties and Experian. Terms defined in the Recapitalization Agreement and not otherwise defined herein are used herein with the meanings so defined.

               2. AMENDMENTS TO RECAPITALIZATION AGREEMENT. Subject
                  to the terms and conditions hereof, effective on the date on which the condition set forth in Section 3 of this Amendment is satisfied (the "Effective Date of Amendment"), the Recapitalization Agreement is hereby amended as follows:

                  a. AMENDMENT TO RECITALS.  Recital (D)(6) is hereby amended and restated in its entirety to read as follows:

                                    Operating Company will purchase from
                                    Microwave and assume, and Microwave will
                                    sell, assign and transfer to Operating
                                    Company, the Acquired Assets (including,
                                    without limitation, the Mexican Investments,
                                    all TRW Hotel Shares and an assignment of
                                    Microwave's rights and interests under the
                                    trademark agreement between TRW and
                                    Microwave referred to above) and the Assumed
                                    Liabilities for an aggregate consideration
                                    of One Billion Ninety-Nine Million Nine
                                    Hundred Ninety-Nine Thousand Five Hundred
                                    Dollars ($1,099,999,500), consisting of a
                                    Seven Hundred Sixty-One Million Three
                                    Hundred Thousand Dollar ($761,300,000)
                                    demand promissory note payable by Operating
                                    Company to Microwave (the "Demand Note") and
                                    shares of stock in
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                                    Operating Company with an aggregate issuance
                                    price of Three Hundred Thirty-Eight Million
                                    Six Hundred Ninety-Nine Thousand Five
                                    Hundred Dollars ($338,699,500).

                  b. AMENDMENT TO RECITALS. Recital (D)(7) is hereby amended and restated in its entirety to read as follows:

                              TRW will transfer to Microwave, as a capital contribution, all remaining outstanding shares of stock of Operating Company, which are valued at Five Hundred Dollars ($500).

                  c. AMENDMENT TO RECITALS. Recital (D)(9) is hereby amended by deleting the amount "Three Hundred Forty-Five Million Dollars ($345,000,000)" and inserting in its place "Three Hundred Thirty-Eight Million Seven Hundred Thousand Dollars ($338,700,000)".

                  d. AMENDMENT TO RECITALS. Recital (D)(11) is hereby amended by deleting the amount "Two Hundred Fifty-Five Million Dollars ($255,000,000)" and inserting in its place "Two Hundred Forty-Eight Million Seven Hundred Thousand Dollars ($248,700,000)".

                  e. AMENDMENT TO RECITALS. Recital (D)(13) is hereby amended by deleting the amount "Two Hundred Fifty-Five Million Dollars ($255,000,000)" and inserting in its place "Two Hundred Forty-Eight Million Seven Hundred Thousand Dollars ($248,700,000)".

                  f. AMENDMENT TO RECITALS. Recital (D)(14) is hereby amended by deleting the amount "Eight Hundred Five Million Dollars ($805,000,000)" and inserting in its place "Eight Hundred Eleven Million Three Hundred Thousand Dollars ($811,300,000)".

                  g. AMENDMENT TO RECITALS. Recital (D)(15) is hereby amended by deleting the amount "Seven Hundred Fifty-Five Million Dollars ($755,000,000)" and inserting in its place "Seven Hundred Sixty-One Million Three Hundred Thousand Dollars ($761,300,000)".

                  h. AMENDMENT TO SECTION 2.1. Clause (f ) of Section 2.1 is
                     hereby amended by deleting the amount "Three Hundred Forty-Five Million Dollars ($345,000,000)" and inserting in its place "Three Hundred Thirty-Eight Million Six Hundred Ninety-Nine Thousand Five Hundred Dollars ($338,699,500)".

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                  i. AMENDMENT TO SECTION 2.1. Clause (g) of Section 2.1 is
                     hereby amended and restated in its entirety to read as follows:

                              TRW will transfer to Microwave, as a capital contribution, all remaining outstanding shares of stock of Operating Company, which are valued at Five Hundred Dollars ($500).

                  j. AMENDMENT TO SECTION 2.1. Clause (i) of Section 2.1 is
                     hereby amended by deleting the amount "Three Hundred Forty-Five Million Dollars ($345,000,000)" and inserting in its place "Three Hundred Thirty-Eight Million Seven Hundred Thousand Dollars ($338,700,000)".

                  k. AMENDMENT TO SECTION 2.6. Clause (e)(v) of Section 2.6 is
                     hereby amended by deleting the amount "Two Hundred Fifty-Five Million Dollars ($255,000,000)" and inserting in its place "Two Hundred Forty-Eight Million Seven Hundred Thousand Dollars ($248,700,000)".

                  l. AMENDMENT TO SECTION 2.7. Clause (a) of Section 2.7 is
                     hereby amended and restated in its entirety to read as follows: "the Seven Hundred Sixty-One Million Three Hundred Thousand Dollar ($761,300,000) original principal amount of the Demand Note plus".

                  m. AMENDMENT TO SECTION 2.7. Clause (b) of Section 2.7 is
                     hereby amended and restated in its entirety to read as follows: "the Two Hundred Forty-Eight Million Seven Hundred Thousand Dollars ($248,700,000) cash and Seventy-Five Million Dollars ($75,000,000) value of the Senior Convertible Preferred Stock constituting the Merger Consideration, plus".

                  n. AMENDMENT TO SECTION 5.2. Clause (f) of Section 5.2 is
                     hereby amended by deleting the amount "Two Hundred Fifty-Five Million Dollars ($255,000,000)" and inserting in its place "Two Hundred Forty-Eight Million Seven Hundred Thousand Dollars ($248,700,000)".

                  o. AMENDMENT TO SECTION 5.2. Clause (g) of Section 5.2 is
                     hereby amended by deleting the amount "Eight Hundred Five Million Dollars ($805,000,000)" and inserting in its place "Eight Hundred Eleven Million Three Hundred Thousand Dollars ($811,300,000)".

                  p. AMENDMENT TO APPENDIX E-1. The Description of "Cash and
                     Cash Equivalents" -- "Closing - Excluded Assets" shall be amended by inserting at the end of the second sentence thereof the following: "except

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                     the balances in the TRW REDI ESCROW BANK ACCOUNT - Wells
                     Fargo Account No. 047-0041161 and the IS&S ORANGE COUNTY EMPLOYEE ASSOC BANK ACCOUNT - Wells Fargo Account
                     No. 258508694".

                  q. AMENDMENT TO APPENDIX E-2. The Description of "Cash and
                     Cash Equivalents" -- "Closing - Excluded Assets" shall be amended by inserting at the end of the second sentence thereof the following: "except the balances in the TRW REDI ESCROW BANK ACCOUNT - Wells Fargo Account No. 047-0041161 and the IS&S ORANGE COUNTY EMPLOYEE ASSOC BANK ACCOUNT - Wells Fargo Account No. 258508694".

                  r. SUPPLEMENT TO APPENDIX E-1. For purposes of the audit to be conducted pursuant to Section 2.8 of the Recapitalization Agreement, the Supplemental Accounting Principles described in Appendix E-1 shall be supplemented as follows: with respect to accounts payable and accrual expenses, the amounts attributable to the pre-Closing period and the post-Closing period shall be based on actual usage to the extent possible, and otherwise shall be based on TRW's standard 5-4-4 closing calendar method of allocation.

                  s. SUPPLEMENT TO APPENDIX E-2. For purposes of the audit to be conducted pursuant to Section 2.8 of the Recapitalization Agreement, the Supplemental Accounting Principles described in Appendix E-2 shall be supplemented as follows: with respect to accounts payable and accrual expenses, the amounts attributable to the pre-Closing period and the post-Closing period shall be based on actual usage to the extent possible, and otherwise shall be based on TRW's standard 5-4-4 closing calendar method of allocation.

               3. CONDITIONS TO AMENDMENT. This Amendment shall become effective upon the execution of this Amendment by each of the TRW Parties and Experian.

               4. MISCELLANEOUS. Except to the extent specifically amended hereby, the provisions of the Recapitalization Agreement shall remain unmodified, and, subject to the conditions contained in this Amendment, the Recapitalization Agreement is hereby confirmed as being in full force and effect. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules of any jurisdictions.

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         In WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                              EXPERIAN CORPORATION (f/k/a IS&S Acquisition
                                 Corp.)

                              By: /s/ Mark E. Nunnelly
                                 ---------------------------------
                                  Title: Vice President
                                         Mark E. Nunnelly

                              By: /s/ Scott M. Sperling
                                 ---------------------------------
                                  Title: Vice President
                                         Scott M. Sperling

                              TRW INC.

                              By: /s/ William Lawrence
                                 ---------------------------------
                                  Title: Executive Vice President
                                         William A. Lawrence

                              By: /s/ Martin A. Coyle
                                 ---------------------------------
                                  Title: Executive Vice President
                                         and Secretary
                                         Martin A. Coyle

                              TRW IS&S INTERNATIONAL, INC.


                              By: /s/ James C. Diggs
                                 ---------------------------------
                                  Title: Vice President
                                         James C. Diggs

                              TRW MICROWAVE INC.

                              By: /s/ Kathleen A. Weigand
                                 ---------------------------------
                                  Title: Vice President and Secretary
                                         Kathleen A. Weigand

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                              IS&S HOLDINGS, INC. (f/k/a Target Marketing
                              Services, Inc.)


                              By: /s/ David B. Goldston
                                 ---------------------------------
                                  Title: Assistant Secretary
                                         David B. Goldston

                              EXPERIAN INFORMATION SOLUTIONS, INC.


                              By: /s/ Mark E. Nunnelly
                                 ---------------------------------
                                  Title: Vice President
                                         Mark E. Nunnelly

                              TRW HOTEL COMPANY INC.


                              By: /s/ Jean M. Schmidt
                                 ---------------------------------
                                  Title: Assistant Secretary
                                  Jean M. Schmidt